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                                                                    EXHIBIT 21.1

                         HALL, KINION & ASSOCIATES, INC.

                              LIST OF SUBSIDIARIES

HALL KINION AND ASSOCIATES, UK LIMITED, a wholly owned subsidiary of the Registrant organized under the laws of the United Kingdom.

GROUP-IPEX, INC., a wholly owned subsidiary of the Registrant, organized under the laws of the State of California.

TKO, Personnel, Inc., a wholly owned subsidiary of the Registrant, organized under the laws of the State of California.

Interactive Acquisition Corporation, a wholly owned subsidiary of the Registrant, organized under the laws of the State of Delaware.

Huntington Acquisition Corporation, a wholly owned subsidiary of the Registrant, organized under the laws of the State of Delaware.

TKI Acquisition Corporation, a wholly owned subsidiary of the registrant. Organized under the laws of the State of Delaware.

IC Planet Acquisition Corporation, a wholly owned subsidiary of the Registrant, organized under the laws of the State of Delaware.

Hall Kinion International, Inc., a wholly owned subsidiary of the Registrant, organized under the laws of the State of Delaware.